Exhibit 10.15

ITC^DELTACOM, INC.

EXECUTIVE STOCK INCENTIVE PLAN

This ITC^DELTACOM, INC. EXECUTIVE STOCK INCENTIVE PLAN authorizes our Board, or a Committee appointed by the Board, to grant Stock Units relating to our common stock. References to the Board will include the Committee, if one is appointed and acting within the authority delegated to it. The Plan supplies a number of standard terms and conditions for Stock Units that will apply unless the Board provides otherwise in a particular case. We have provided definitions for capitalized terms in Section 17 below.

1.	PURPOSE

We are adopting the Plan so that we may grant Stock Units as an inducement material to certain senior executives entering into employment with the Company within the meaning of Nasdaq Marketplace Rule 4350(i)(A)(iv) who have been hired to provide services to us or our Affiliates. We believe that equity ownership will create strong incentives for these individuals to produce good business results for us by giving them an opportunity to acquire a proprietary interest in ITC^DeltaCom, Inc. We hope that equity ownership will encourage these individuals to do their best to help us to achieve our corporate objectives and that these individuals also will be more likely to stay with us instead of pursuing other employment or business opportunities.

We refer to Stock Units as “Incentive Awards.”

2.	ADMINISTRATION

(a) Board of Directors. The Board will administer the Plan. The Board will have the full power and authority to take all actions and to make all determinations required or permitted under the Plan. If any Incentive Award or Agreement needs to be interpreted or amended or if any other action by us is necessary or desirable to implement the Plan or any Incentive Award, our Board will have the authority to take those actions, in its discretion. The Board will take action and make determinations in accordance with our Certificate of Incorporation and Bylaws by written consent in lieu of a meeting or by the affirmative vote of a majority of the members of the Board who are present at a meeting at which any issue relating to the Plan is properly raised for consideration.

(b) Committee. The Board may appoint a Committee and delegate all or a portion of the Board’s authority for the administration of the Plan to the Committee. The Committee will take action and make determinations in accordance with our Certificate of Incorporation and Bylaws by written consent in lieu of a meeting or by the affirmative vote of a majority of members of the Committee who are present at a meeting at which any issue relating to the Plan is properly raised for consideration.

(c) No Liability. No member of our Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award or Agreement.

(d) Scope and Effect of Delegation to the Committee. If our Board delegates to the Committee the power and authority to take an action or make a determination, the Committee will have the same power and authority, to the extent delegated, that the Board would have had. When the Board delegates power and authority to the Committee, the Board may retain the power and authority to take final actions and make final determinations itself.

3.	STOCK

We may issue shares of our Stock under the Plan, either from treasury shares, or from our authorized but unissued shares of Stock. We will not issue more than 6,000,000 shares of Stock under the Plan. We will adjust those numbers of shares as appropriate to reflect changes in our capitalization after the Effective Date, as provided in Section 13 below.

4.	ELIGIBILITY

We may grant Incentive Awards to any Eligible Individual.

5.	EFFECTIVE DATE AND TERM OF THE PLAN

(a) Effective Date. The Plan became effective on the Effective Date, which is the date on which the Board adopted the Plan.

(b) Term. Unless earlier terminated by the Board, the Plan will terminate seven years after the Effective Date.

6.	GRANT OF STOCK UNITS

(a) Stock Units. The Board may grant Stock Units to an Eligible Individual. Stock Units granted to an Eligible Individual will have the terms set forth in such Eligible Individual’s Agreement and, to the extent not set forth in such Agreement, in the Plan. Upon satisfying the specified Conditions applicable to such Stock Units, the Company will deliver to the Holder or the Holder’s beneficiary or estate, as the case may be, a certificate or certificates evidencing the shares of Stock covered by the Stock Units. Notwithstanding the foregoing:

(i) if a Holder is a “key employee” within the meaning of Code section 409A and shares of Stock would otherwise be delivered to such Holder on account of the termination of such Holder’s employment with the Company and its Affiliates, then such shares shall not be delivered to such Holder until six months after such termination of employment to the extent necessary to avoid the imposition of the penalty under Code section 409A; and

(ii) if the shares relating to the vested Stock Units would otherwise be delivered during a period in which a Holder is (A) subject to a lock-up agreement restricting such Holder’s ability to sell shares of Stock in the open market or (B) restricted from selling shares of Stock in the open market because such Holder is not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading “window” is not open or such Holder is otherwise restricted from trading), delivery of the shares related to the vested Stock Units will be delayed until no earlier than the first date of which such Holder is no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading plan restriction, but in no event later than two and one-half months after the end of the calendar year in which the shares related to such vested Stock Units would otherwise have been delivered.

(b) Vesting of Incentive Awards. Incentive Awards granted to an Eligible Individual under the Plan will vest in accordance with the terms set forth in such Eligible Individual’s Agreement and, to the extent not set forth in such Agreement, in the Plan.

(c) Waiver of Restrictions and Acceleration. By written notice to a Holder, the Board may waive restrictions and may accelerate the date on which an Incentive Award may become vested.

7.	RIGHTS OF HOLDERS OF STOCK UNITS

(a) No Rights as Stockholders. Holders of Stock Units will have no rights as stockholders of the Company, including without limitation, the right to vote or to consent to any action of stockholders or to receive any notice of meetings of stockholders.

(b) Right to Cash Payment. Each Holder of Stock Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Stock Unit held by such Holder as of the record date for such dividend which is equal to the per-share dividend paid on the outstanding shares of Stock.

8.	TRANSFERABILITY OF INCENTIVE AWARDS

Except as set forth in a Holder’s Agreement, or as the Board may otherwise agree, no Stock Unit held by such Holder may be transferred, assigned, pledged or hypothecated, nor may such Stock Units be made subject to execution, attachment or similar process.

9.	RIGHTS UPON TERMINATION OF EMPLOYMENT

If a Holder ceases to be an employee of the Company and its Affiliates other than because of death or Disability, any Incentive Award held by such Holder that is not vested will vest or be forfeited by Holder in accordance with the terms of such Holder’s Agreement.

10.	RIGHTS IN THE EVENT OF DEATH OR DISABILITY

If a Holder ceases to be an employee of the Company and its Affiliates because of death or Disability, any Time Vested Incentive Award that is not vested will fully vest on the date of death or Disability. Upon such vesting upon a Holder’s death, the shares of Stock represented by the vested Stock Units will be deliverable in accordance with the terms of the Plan to the executors administrators, legatees or distributes of such Holder’s estate. Any other Incentive Award held by such Holder that is not vested will vest or be forfeited by Holder in accordance with the terms of such Holder’s Agreement

11.	REQUIREMENTS OF LAW

We will not issue any shares of Stock under the Plan if doing so would result in a violation by us or anyone else of any law or regulation, including any federal or state securities law or regulation. We are not obligated to register any shares of Stock or other securities covered by the Plan under the Securities Act. We are not obligated to take any action in order to cause shares of Stock issued or sold because of the grant or vesting of Stock Units to comply with any law or regulation, including the Securities Act and the regulations thereunder.

12.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may amend, suspend or terminate the Plan. Except as permitted under Section 13 below, no amendment, suspension or termination of the Plan will alter or impair any rights or obligations under any Incentive Award previously granted under the Plan. With the consent of a Holder, the Board may amend any Agreement with such Holder in a manner not inconsistent with the Plan.

Amendments to the Plan will become effective when the Board adopts them.

13.	EFFECT OF CHANGES IN CAPITALIZATION

(a) Capitalization Change. If there is a Capitalization Change, we will adjust the number and kinds of shares for which we may issue Stock and the number and kind of shares for which Stock Units are outstanding as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights. Without limiting the generality of the foregoing, we will use our reasonable efforts otherwise to adjust such outstanding Incentive Awards so that the proportionate interest of the Holder of such Incentive Awards immediately after a Capitalization Change will be substantially the same as immediately before such Capitalization Change.

(b) Reorganization in Which ITC^DeltaCom is the Surviving Corporation Not Involving a Corporate Transaction. If ITC^DeltaCom is the surviving corporation in any reorganization, merger or consolidation that is not a Corporate Transaction, Stock Units will be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such reorganization, merger or consolidation.

(c) Reorganization in Which ITC^DeltaCom Is Not the Surviving Corporation or Involving a Corporate Transaction. Upon the occurrence of any Corporate Transaction, the Plan will terminate, unless ITC^DeltaCom or our Successor agrees in writing in connection with the Corporate Transaction to continue the Plan, and unvested Stock Units will not vest or be forfeited in the case of such Corporate Transaction unless otherwise provided in the Agreement with respect to such Stock Units.

(d) Adjustments. The Board will make the adjustments to our Stock or securities under this Section 13, and the Board’s reasonable determination in that respect will be final, binding and conclusive. Neither we nor any Successor will be required to issue any fractional shares of Stock or units of other securities, and any fractions resulting from any adjustment will be eliminated in each case by rounding upward to the nearest whole share or unit.

(e) No Limitations on Company. The grant of Incentive Awards pursuant to the Plan will not affect or limit in any way our right or power to make adjustments, reclassifications, reorganizations or changes of our capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of our business or assets, without the consent of any Holder.

14.	WITHHOLDING

The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to a Holder any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Incentive Award or upon the issuance of any shares of Stock pursuant to an Incentive Award. At the time of such vesting, lapse, exercise or issuance, the Holder will pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Holder may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Holder or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Holder. The shares of Stock so delivered or withheld will have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation will be determined by the Company or the

Affiliate as of the date that the amount of tax to be withheld is to be determined. A Holder who has made an election pursuant to this Section 14 may satisfy such Holder’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

15.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Incentive Award granted pursuant to the Plan will be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with our right and authority to terminate any employment or other relationship we have with any individual. Our obligation to pay any amounts or issue any Stock under the Plan is only a contractual obligation to pay only those amounts, in the manner and under the conditions prescribed in the Plan and applicable Agreements. We are not required to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the Plan.

16.	NONEXCLUSIVITY OF THE PLAN

The Plan does not limit in any way the right and authority of the Board to adopt other incentive compensation arrangements that apply generally or that are limited to single individuals, including arrangements providing for the award of unrestricted stock, restricted stock, stock units, stock options or stock appreciation rights.

17.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Agreements), the following definitions will apply:

“Affiliate” means any Person that controls, is controlled by or is under common control with ITC^DeltaCom within the meaning of Rule 405 of Regulation C under the Securities Act.

“Agreement” means (a)(i) with respect Randall E. Curran, the Employment Agreement, dated as of February 3, 2005, as amended from time to time, between Randall E. Curran and the Company, (ii) with respect to Richard E. Fish, Jr., the Employment Agreement, dated as of February 21, 2005, as amended from time to time, between Richard E. Fish, Jr. and the Company and (iii) with respect to James P. O’Brien, the Employment Agreement, dated as of February 28, 2005, as amended from time to time between James P. O’Brien and the Company, and (b) any other written agreement between the Company and the Holder that evidences and sets forth the terms and conditions of an Incentive Award.

“Board” means the board of directors of the Company.

“Capitalization Change” means a transaction in which the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares of capital stock, exchange of shares of capital stock, stock dividend or other distribution payable in shares of capital stock, or other increase or decrease in shares of capital stock effectuated without receipt of consideration by the Company, which occurs after the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, or the corresponding provision of any subsequently enacted tax statute.

“Committee” means the Compensation Committee of the Board or other committee of, and designated from time to time by resolution of, the Board, which will consist of no fewer than two members of the Board. During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, at least two members of the Committee will qualify in all respects as (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation, (b) “outside directors” for purposes of Code section 162(m) and (c) “independent directors” as required by rules, regulations or practices promulgated by The Nasdaq Stock Market, Inc. or any other stock exchange or market on which the Stock is traded (to the extent so required), unless in the case of each clauses (i), (ii) and (iii) the Board determines that satisfaction of such requirements is impracticable, unnecessary or inconsistent with contractual obligations of the Company, including the Company’s contractual obligations under the Governance Agreement.

“Company” means ITC^DeltaCom, Inc., a Delaware corporation, and any successor or assignee of ITC^DeltaCom, Inc. that assumes the Plan or Incentive Awards granted hereunder.

“Conditions” means, as applicable, the continuous service requirements and or the performance requirements that must be met before Stock Units become vested.

“Corporate Transaction” means any of the following: (a) the dissolution or liquidation of the Company; (b) a merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the assets of the Company to another Person; or (d) any other transaction (including a merger or reorganization in which the Company is the surviving corporation) that results in any Person, other than the Existing Stockholders, beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of all classes of voting securities of the Company.

“Disability” means permanent and total disability as defined in Code section 22(e)(3).

“Effective Date” means May 10, 2005, which is the date on which the Board adopted the Plan.

“Eligible Individual” means each of Randall E. Curran, Richard E. Fish, Jr. and James P. O’Brien.

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

“Existing Stockholders” means the WCAS Securityholders and their Affiliates.

“Fair Market Value,” with respect to any date of determination, means the closing price of a share of Stock reported on the Stock Exchange on the most recent trading date immediately preceding such date of determination on which a closing price was so reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed or admitted to trading on more than one Stock Exchange, Fair Market Value means the closing price of a share of Stock reported on the Stock Exchange that trades the largest volume of shares of Stock on the applicable trading date. If the Stock is not at the time listed or admitted to trading on a Stock Exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of a share of Stock on the applicable trading date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Stock in such market. If the Stock is not listed or admitted to trading on any Stock Exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

“Governance Agreement” means the Governance Agreement, dated as of July 2, 2003, as amended as of March 29, 2005 and as further amended from time to time, among the Company, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pares thereto.

“Holder” means an Eligible Individual to whom the Company has granted Stock Units under the Plan.

“Incentive Award” means a Stock Units grant under the Plan.

“ITC^DeltaCom” means ITC^DeltaCom, Inc., a Delaware corporation.

“Person” means any person or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Plan” means this ITC^DeltaCom, Inc. Executive Stock Incentive Plan, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

“Stock” means the common stock, par value $0.01 per share, of ITC^DeltaCom.

“Stock Exchange” means The Nasdaq Stock Market, Inc., the OTC Bulletin Board and any established national or regional stock exchange on which the Stock is listed or admitted to trading.

“Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded pursuant to Section 6(a) of the Plan.

“Successor” means any corporation that is a successor corporation to ITC^DeltaCom in a transaction described in Section 17 of the Plan, and any parent or subsidiary corporation thereof.

“Time Vested Incentive Award” means any Stock Units (or portion thereof) that vest solely upon the satisfaction of continuous service requirements.

“WCAS Securityholders” means, collectively, (a) WCAS Capital Partners III, L.P., (b) Welsh, Carson, Anderson & Stowe VIII, L.P., (c) WCAS Information Partners, L.P., (d) each of the individual investors and trusts that executed the Governance Agreement as “WCAS Securityholders,” (e) the Affiliates of any of the persons referred to in clauses (a), (b), (c) and (d) above, (f) the related persons of any of the persons referred to in clauses (a), (b), (c) and (d) above and (g) the WCAS Securityholder Permitted Transferees.

“WCAS Securityholder Permitted Transferees” means the individuals who are the heirs, executors, administrators, testamentary trustees, legatees, beneficiaries, spouses or lineal descendants of any of the WCAS Securityholders who are natural persons.

“We,” “ us” and “our” refer to the Company.

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The Plan was duly adopted and approved by the Board on the 10th day of May, 2005.